EXHIBIT 31.1

CERTIFICATION

I, Ronald E. Kimbrough, Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer and Acting Principal Executive Officer) of American Realty Investors, Inc. (“ARI”), certify that:

1.	I have reviewed this annual report on Form 10-K of ARI;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e) and 15d-15(e)) for ARI, and have:

a.	designed such disclosure controls to ensure that material information relating to ARI and its consolidated subsidiaries is made known to me by others within those entities, particularly during the period for which this report is being prepared;

b.	evaluated the effectiveness of ARI’s disclosure controls and procedures and presented in this annual report my conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

c.	disclosed in this annual report any change in the registrant’s internal controls over financial reporting that occurred during the registrant’s fourth fiscal quarter of 2003 that has materially affected, or is reasonable likely to materially affect, the registrant’s internal control over financial reporting;

5.	I have disclosed to ARI’s auditors and Audit Committee of the Board of Directors (or persons fulfilling the equivalent function):

a.	all significant deficiencies in the design or operation of internal controls which could adversely affect ARI’s ability to record, process, summarize, and report financial data and have identified for ARI’s auditors any material weaknesses in internal controls; and

b.	any fraud, whether or not material, that involves management or other employees who have a significant role in ARI’s internal controls; and

6.	I have indicated in this annual report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of my most recent evaluation, including corrective actions with regard to significant deficiencies and material weaknesses.

Dated: April 16, 2004	/s/ RONALD E. KIMBROUGH Ronald E. Kimbrough Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer and Acting Principal Executive Officer)